Exhibit 10.6

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 5(c)(iv) AND 12(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 5(c)(iv) OF THIS NOTE.

JAKKS PACIFIC, INC.
CONVERTIBLE SENIOR NOTE

Issuance Date: August 9, 2019	Original Principal Amount: U.S. $8,000,000

Certificate No.: 3

FOR VALUE RECEIVED, JAKKS Pacific, Inc., a Delaware corporation (the “Company”), hereby promises to pay to OASIS INVESTMENTS II MASTER FUND LTD. or registered assigns (the “Holder”) in cash and/or in shares of Common Stock (as defined below) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise and as it may be increased by PIK Interest (as defined below) pursuant to Section 2(a)(ii), the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Senior Note, including any Convertible Senior Note issued in exchange, transfer or replacement hereof, is referred to as this “Note” and is being issued pursuant to the Transaction Agreement. The Other Oasis Notes, and any notes issued in exchange, transfer or replacement thereof, are collectively referred to herein as the “Other Notes” and, together with this Note, the “Notes.” Certain capitalized terms used herein are defined in Section 25.

(1)         PAYMENTS OF PRINCIPAL; PREPAYMENT.

(a)          On the Maturity Date, the Company shall pay to the Holder an amount representing all outstanding Principal, accrued and unpaid Interest on such Principal and Interest (the “Maturity Amount”). The “Maturity Date” shall be 91 days after the repayment in full of the First Lien Loan; provided, however, that in no event shall the Maturity Date be later than July 3, 2023. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest, if any. The Maturity Amount shall be payable to the record holder of this Note on the Maturity Date in cash; provided, however, that the Company may, at its option following written notice to the Holder and each holder of Other Notes pay the Maturity Amount in shares of Common Stock (“Maturity Shares”) so long as there has been no Equity Conditions Failure during the period from the Maturity Notice Date (as defined below) preceding the Maturity Date through the Maturity Date or in a combination of cash and Maturity Shares. The Company shall deliver a written notice (the “Maturity Notice”) to the Holder and each holder of Other Notes on or prior to the Maturity Notice Due Date (the date such notice is delivered to the Holder and all holders of Other Notes, the “Maturity Notice Date”) which notice (i) either (a) confirms that the Maturity Amount shall be paid entirely in cash, or (b) elects to pay the Maturity Amount as Maturity Shares or a combination of cash and Maturity Shares and specifies the portion of the Maturity Amount, if any, that shall be paid in cash and the portion, if any, that shall be paid in Maturity Shares which amounts, when added together, must equal the Maturity Amount due on the Maturity Date, and (ii) if the Maturity Amount is to be paid, in whole or in part, in Maturity Shares, certifies that there has been no Equity Conditions Failure as of the Maturity Notice Date. If there is an Equity Conditions Failure as of the Maturity Notice Date, then unless the Company has elected to pay the Maturity Amount in cash, the Maturity Notice shall indicate that unless the Holder waives the Equity Conditions Failure, the Maturity Amount shall be paid in cash. If the Company confirmed (or is deemed to have confirmed by operation of this Section 1) the payment of the Maturity Amount in Maturity Shares, in whole or in part, and if there was no Equity Conditions Failure as of the Maturity Notice Date (or is deemed to have certified that there has been no Equity Conditions Failure in connection with the Maturity Amount payment in Maturity Shares by operation of this Section 1) but an Equity Conditions Failure occurred between the Maturity Notice Date and any time prior to the Maturity Date (the “Maturity Interim Period”), the Company shall provide the Holder a subsequent written notice to that effect indicating that unless the Holder waives the Equity Conditions Failure, the Maturity Amount shall be paid in cash. If there is an Equity Conditions Failure (which is not waived in writing by the Holder) during the Maturity Interim Period, then at the option of the Holder, the Holder may require the Company to pay the Maturity Amount in cash. If any portion of Maturity Amount shall be paid in Maturity Shares, then on the Maturity Date, the Company shall issue to the Holder, in accordance with Section 1(b), such number of shares of Common Stock equal to (a) the Maturity Amount payable in Maturity Shares divided by (b) the Maturity Share Price with any fractional share amounts rounded up to the nearest whole number of shares. All Maturity Shares shall be fully paid and nonassessable shares of Common Stock. If the Company does not timely deliver a Maturity Election Notice in accordance with this Section 1(a), then the Company shall be deemed to have delivered an irrevocable Maturity Election Notice confirming the payment of cash. Except as expressly provided in this Section 1, the Company shall pay the Maturity Amount in Common Stock and/or cash to the Holder and all holders of Other Notes pursuant to this Section 1 and pursuant to the corresponding provisions of the Other Notes in the same ratio of the Maturity Shares and/or cash hereunder.

(b)          When any Maturity Shares are to be issued, the Company shall (a) provided that the Company’s transfer agent (the “Transfer Agent”), if any, is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Maturity Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (b) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if the Company does not have a transfer agent, issue and deliver on the Maturity Date, to the address set forth in the register maintained by the Company for such purpose or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the Maturity Date, a certificate, registered in the name of the Holder or its designee, for the number of Maturity Shares to which the Holder shall be entitled. When any cash is to be paid on the Maturity Date, the Company shall pay such cash to the Holder by wire transfer of immediately available funds as provided in Section 18(b).

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(c)          The Company shall pay any and all documentary, stamp or similar issue or transfer tax or duty due on the issue of shares of Common Stock pursuant to this Section 1; provided, however, that if any tax or duty is due because the Holder requested such shares to be issued in a name other than the Holder’s name, then the Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of the Holder.

(2)         INTEREST.

(a)          Interest on this Note shall accrue as described below at the applicable Interest Rate on any outstanding Principal and shall be computed on the basis of a 360-day year comprised of twelve 30-day months and shall be payable in arrears on each May 1 and November 1 (each, an “Interest Date”). Interest on this Note shall be comprised of Shares/Cash Interest (as defined below) and PIK Interest.

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(i)          Shares/Cash Interest. Interest as described in this Section 2(a)(i) (“Shares/Cash Interest”) shall commence accruing on the Issuance Date at a rate of 5.00% per annum (the “Shares Interest Rate”) and shall be payable on each Interest Date to the record holder of this Note on the applicable Interest Date in shares of Common Stock (“Interest Shares”) so long as there has been no Equity Conditions Failure or a Fundamental Change under paragraph (1) or (2) of the definition of Fundamental Change provided in Section 25 (a “Change of Control”) during the period from the applicable Interest Notice Date (as defined below) through the applicable Interest Date; provided, however, that the Company may, at its option following written notice to the Holder and each holder of Other Notes pay Shares/Cash Interest on any Interest Date in cash (“Cash Interest”) at a rate of 3.25% per annum (together with the Shares Interest Rate, the “Shares/Cash Interest Rate”) or in a combination of Cash Interest and Interest Shares. The Company shall deliver a written notice (each, an “Interest Election Notice”) to the Holder and each holder of Other Notes on or prior to the applicable Interest Notice Due Date (the date such notice is delivered to the Holder and all holders of Other Notes, the “Interest Notice Date”) which notice (i) either (a) confirms that Shares/Cash Interest to be paid on such Interest Date shall be paid entirely in Interest Shares, or (b) elects to pay Shares/Cash Interest on such Interest Date as Cash Interest or a combination of Cash Interest and Interest Shares and specifies the amount of Shares/Cash Interest that shall be paid as Cash Interest and the amount of Shares/Cash Interest, if any, that shall be paid in Interest Shares which amounts, when added together, must equal the applicable Shares/Cash Interest due on such Interest Date, and (ii) if Shares/Cash Interest is to be paid, in whole or in part, in Interest Shares, certifies that there has been no Equity Conditions Failure or Change of Control as of such Interest Notice Date. Any Interest Election Notice shall apply to the immediately following Interest Date and will, absent a contrary statement therein, apply to all future Interest Dates, unless the Company delivers with respect to any subsequent Interest Date an Election Notice on or prior to the applicable Interest Notice Date. If there is an Equity Conditions Failure or Change of Control as of the Interest Notice Date, then unless the Company has elected to pay such Shares/Cash Interest as Cash Interest, the applicable Interest Election Notice shall indicate that unless the Holder waives the Equity Conditions Failure or Change of Control, as applicable, the Shares/Cash Interest shall be paid as Cash Interest. If the Company confirmed (or is deemed to have confirmed by operation of this Section 2) the payment of the applicable Shares/Cash Interest in Interest Shares, in whole or in part, and if there was no Equity Conditions Failure or Change of Control as of the applicable Interest Notice Date (or is deemed to have certified that there has been no Equity Conditions Failure or Change of Control in connection with such Shares/Cash Interest payment in Interest Shares by operation of this Section 2) but an Equity Conditions Failure or Change of Control occurred between the applicable Interest Notice Date and any time prior to the applicable Interest Date (an “Interest Interim Period”), the Company shall provide the Holder a subsequent written notice to that effect indicating that unless the Holder waives the Equity Conditions Failure or Change of Control, as applicable, the Shares/Cash Interest shall be paid as Cash Interest. If there is an Equity Conditions Failure or Change of Control (which such Equity Conditions Failure or Change of Control is not waived in writing by the Holder) during such Shares/Cash Interest Interim Period, then at the option of the Holder, the Holder may require the Company to pay the amount of Shares/Cash Interest payable on the applicable Interest Date as Cash Interest. If any portion of Shares/Cash Interest for a particular Interest Date shall be paid in Interest Shares, then on the Interest Date, the Company shall issue to the Holder, in accordance with Section 2(b), such number of shares of Common Stock equal to (a) the amount of Shares/Cash Interest payable on the applicable Interest Date in Interest Shares divided by (b) the Interest Share Price with respect to such Interest Date with any fractional share amounts rounded up to the nearest whole number of shares. All Interest Shares shall be fully paid and nonassessable shares of Common Stock. If the Company does not timely deliver an Interest Election Notice in accordance with this Section 2(a), then the Company shall be deemed to have delivered an irrevocable Interest Election Notice confirming the payment of Shares/Cash Interest in Interest Shares and shall be deemed to have certified that in connection with the delivery of Interest Shares on the applicable Interest Date no Equity Conditions Failure or Change of Control has occurred. Except as expressly provided in this Section 2, the Company shall pay the applicable Shares/Cash Interest in Common Stock and/or cash to the Holder and all holders of Other Notes pursuant to this Section 2 and pursuant to the corresponding provisions of the Other Notes in the same ratio of the Interest Shares and/or Cash Interest hereunder.

(ii)         PIK Interest. In addition to the Cash/Interest accruing pursuant to Section 2(a)(i), Interest as described in this Section 2(a)(ii) (“PIK Interest”) shall commence accruing on the Issuance Date at a rate of 2.75% per annum (the “PIK Interest Rate” and, together with the Shares/Cash Interest Rate, the “Interest Rate”) and shall be payable in kind on each Interest Date following the Issuance Date to the record holder of this Note on the applicable Interest Date by having the outstanding principal amount of this Note automatically increase on such Interest Date by the amount of such PIK Interest.

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(b)          When any Interest Shares are to be issued on an Interest Date, the Company shall (a) provided that the Transfer Agent, if any, is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (b) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if the Company does not have a transfer agent, issue and deliver on the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled. When any Cash Interest is to be paid on an Interest Date, the Company shall pay such Cash Interest to the Holder, in cash by wire transfer of immediately available funds as provided in Section 18(b).

(c)          The Company shall pay any and all documentary, stamp or similar issue or transfer tax or duty due on the issue of shares of Common Stock as Interest pursuant to this Section 2; provided, however, that if any tax or duty is due because the Holder requested such shares to be issued in a name other than the Holder’s name, then the Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of the Holder.

(3)         PURCHASE.

(a)          Repurchase at Option of Holder upon a Fundamental Change.

If there shall occur a Fundamental Change at any time prior to the Maturity Date, then the Holder shall have the right, at the Holder’s option, to require the Company to repurchase for cash all or any portion of this Note that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days and not more than 35 Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price, in cash, equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon at the cash interest rate to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). Repurchases under this Section 3(a) shall be made, at the option of the Holder, upon:

(A)       delivery to the Company by the Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form attached as Exhibit II hereto on or prior to the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date; and

(B)        delivery of this Note to the Company at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements, if any), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3(a) only if the Note so delivered to the Company shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(I)         the certificate number of this Note to be delivered for repurchase;

(II)        the portion of the principal amount of this Note to be repurchased, which must be $1,000 or an integral multiple thereof; and

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(III)       that this Note is to be repurchased by the Company pursuant to the applicable provisions of this Note.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3(a) shall be consummated by the payment of the Fundamental Change Repurchase Price pursuant to Section 3(c).

Notwithstanding anything herein to the contrary, if the Holder delivers to the Company the Fundamental Change Repurchase Notice contemplated by this Section 3(a), the Holder shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date in accordance with Section 3(b).

On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide notice (the “Fundamental Change Company Notice”) to the Holder and all holders of the Other Notes of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holder arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(A)       the events causing the Fundamental Change;

(B)        the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Fundamental Change, in which case, the effective date of the Make-Whole Fundamental Change;

(C)        the last date on which the Holder may exercise the repurchase right pursuant to this Section 3;

(D)        the Fundamental Change Repurchase Price;

(E)        the Fundamental Change Repurchase Date;

(F)        the applicable Conversion Rate, and, if applicable, any adjustments to the applicable Conversion Rate;

(G)        that the portion of this Note with respect to which a Fundamental Change Repurchase Notice has been delivered by the Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Note;

(H)        that the Holder must exercise the repurchase right on or prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);

(I)         that the Holder shall have the right to withdraw any portion of this Note surrendered prior to the Fundamental Change Expiration Time; and

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(J)         the procedures that the Holder must follow to require the Company to repurchase all or any portion of this Note.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of this Note pursuant to this Section 3(a).

Notwithstanding the foregoing, the Company shall not be required to repurchase this Note in accordance with this Section 3 if a third party or any Subsidiary of the Company makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3 and purchases this Note and all Other Notes validly tendered and not withdrawn under such purchase offer.

(b)          Withdrawal of Fundamental Change Repurchase Notice.

(i)          A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Company in accordance with this Section 3(b) at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(A)       the principal amount of this Note with respect to which such notice of withdrawal is being submitted,

(B)        the certificate number of this Note, and

(C)        the principal amount, if any, of this Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000.

(c)          Payment of Fundamental Change Repurchase Price.

(i)          The Company shall make payment for this Note surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time) on the later of (x) the Fundamental Change Repurchase Date with respect to this Note (provided the Holder has satisfied the conditions in Section 3(a)) and (y) the time of the delivery of this Note to the Company by the Holder in the manner required by Section 3(a) as provided in Section 18(b).

(ii)         If the Company makes the required payment of the Fundamental Change Repurchase Price by 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, then (x) such portion of this Note will cease to be outstanding, (y) interest will cease to accrue on such portion of this Note, and (z) all other rights of the Holder will terminate with respect to such portion of this Note with respect to which payment has been received by the Holder (other than the right to receive the Fundamental Change Repurchase Price, and previously accrued but unpaid interest, upon delivery of this Note), whether or not this Note has been delivered to the Company.

(iii)        Upon any surrender of this Note that is to be repurchased in part pursuant to Section 3(a), the Company shall execute and deliver to the Holder a new Note equal in principal amount to the unrepurchased portion of this Note surrendered in accordance with Section 12.

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(4)         REDEMPTION. If, at any time, a Person acquires voting Common Stock and, as a result, holds at least 49% of the issued and outstanding voting Common Stock (the “Company Optional Redemption Trigger Event”), the Company shall have the right to redeem all, but not less than all, of the Notes as designated in the Company Optional Redemption Notice on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The Notes subject to redemption pursuant to this Section 4 shall be redeemed by the Company on the Company Optional Redemption Date in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company at a price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon (the “Company Optional Redemption Price”). The Company may exercise its right to require redemption under this Section 4 by delivering within not more than three (3) Trading Days following a Company Optional Redemption Triggering Event a written notice thereof by facsimile or electronic mail and overnight courier to the Holder and all, but not less than all, of the holders of the Other Notes (the “Company Optional Redemption Notice” and the date all of the holders of the Notes received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (i) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”), which date shall not be less than five (5) Trading Days nor more than ten (10) Trading Days following the Company Optional Redemption Notice Date and (ii) state the aggregate principal amount of this Note and the Other Notes subject to Company Optional Redemption from the Holder and all of the holders of the Other Notes pursuant to this Section 4 (and analogous provisions under the Other Notes) on the Company Optional Redemption Date. To the extent redemptions required by this Section 4 are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company’s redemption of any portion of this Note under this Section 4, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. If the Company elects to cause a Company Optional Redemption of this Note pursuant to this Section 4, then it must simultaneously take the same action in the same proportion with respect to any Other Notes.

(5)         CONVERSION. At any time or times on or after the Issuance Date, this Note shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 5.

(a)          Conversion Right. Subject to the provisions of Section 5(d) and Section 5(e), at any time or times after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into Conversion Consideration (as defined in Section 5(c)(ii)(A)) in accordance with Section 5(c), at the Conversion Rate (as defined below); provided, that the Holder shall not be entitled to elect any conversion unless the Company would be permitted to settle the related Conversion Amount in the form of a Physical Settlement in accordance with Section 5(d)(i). The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided, however, that if any tax or duty is due because the Holder requested such shares to be issued in a name other than the Holder’s name, then the Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of the Holder.

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(b)          Conversion Rate. The conversion rate with respect to a conversion of any Conversion Amount pursuant to this Section 5 shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)          “Conversion Amount” means the portion of the Principal to be converted.

(ii)         “Conversion Price” means, as of any Conversion Date or other date of determination, $1.00 per share, subject to adjustment as provided herein.

(c)          Mechanics of Conversion.

(i)          Settlement Method. Upon any conversion of this Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Section 5(c)(i), either (x) subject to Section 5(d), shares of Common Stock with any fractional share amounts rounded up to the nearest whole number of shares (a “Physical Settlement”); (y) solely cash (a “Cash Settlement”); or (z) subject to Section 5(d), a combination of cash and shares of Common Stock with any fractional share amounts rounded up to the nearest whole number of shares (a “Combination Settlement”) (each, a “Settlement Method”).

The Company will have the right to elect the Settlement Method applicable to any conversion of this Note; provided, however, that:

(A)       subject to clause (B) below, if the Company elects a Settlement Method, then the Company will provide written notice of such Settlement Method to the Holder no later than the Close of Business on the Business Day immediately after such Conversion Date (as defined in Section 5(c)(iii));

(B)        if the Company does not timely elect a Settlement Method with respect to a conversion of this Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a default or an Event of Default); and

(C)        if the Company timely elects Combination Settlement with respect to a conversion of this Note but does not timely notify the Holder of this Note of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of this Note (and, for the avoidance of doubt, the failure to timely make such notification will not constitute a default or Event of Default).

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(ii)         Conversion Consideration.

(A)       Subject to clause (B) below, the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of Conversion Amount to be converted will be as follows:

(x)          if Physical Settlement applies to such conversion, subject to clause (B) below and subject to Section 5(d), a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(y)          if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each Trading Day in the Observation Period for such conversion; or

(z)          if Combination Settlement applies to such conversion, consideration consisting, subject to clause (B) below and subject to Section 5(d), of (a) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each Trading Day in the Observation Period for such conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each Trading Day in such Observation Period.

(B)        If Physical Settlement or Combination Settlement applies to any conversion and the number of shares of Common Stock deliverable pursuant to clause (A) above upon such conversion is not a whole number, then such number will be rounded up to the nearest whole number.

(C)        Blocker Notice. Notwithstanding the foregoing, if (i) the Company has elected a Physical Settlement or a Combination Settlement pursuant to the provisions set forth in this Section 5(c) and (ii) the Company is permitted to elect such Settlement Method if not for Section 5(d)(i), the Company may request that the Holder provide written notice to the Company confirming that such settlement will not conflict with Section 5(d)(i), and the Holder shall promptly respond to such request. If the Holder provides such written notice to the Company, the Company shall be permitted to rely on such notice.

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(iii)        Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 5(c)(iv) but without delaying the Company’s requirement to deliver Conversion Consideration on the Delivery Date (as defined below), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent. In the case of a Physical Settlement or a Combination Settlement, on or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice (the “Delivery Date”), the Company shall (x) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock included in the Conversion Consideration to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian system or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock included in the Conversion Consideration to which the Holder shall be entitled. In the case of a Cash Settlement or a Combination Settlement, the Company shall deliver to the Holder any cash included in the Conversion Consideration on the Delivery Date as provided in Section 18(b). If this Note is physically surrendered for conversion as required by Section 5(c)(iv) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 12(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive any shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such Conversion Shares are credited to the Holder’s account with DTC or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be.

(iv)        Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the Principal amount of the Notes (and stated interest thereon) held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 11 to the extent such transfer is not prohibited by Section 11. Notwithstanding anything to the contrary in this Section 5(c)(iv) or the limitations of Section 11, a Holder may assign any Note or any portion thereof to an Affiliate of such Holder or a Related Fund of such Holder without delivering a request to assign or sell such Note to the Company and the recordation of such assignment or sale in the Register (a “Related Party Assignment”); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request to assign or sell such Note or portion thereof to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the “Related Party Register”) comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

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(v)         Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice with respect to this Note and one or more holder of Other Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of this Note and the Other Notes submitted for conversion, the Company, subject to Section 5(d), shall convert from the Holder and each holder of Other Notes electing to have this Note or the Other Notes converted on such date a pro rata amount of such holder’s portion of this Note and its Other Notes submitted for conversion based on the Principal amount of this Note and the Other Notes submitted for conversion on such date by such holder relative to the aggregate Principal amount of this Note and all Other Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable or the amount of cash payable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock and pay to the Holder the amount of cash not in dispute and resolve such dispute in accordance with Section 17.

(vi)        Mandatory Conversion. If at any time, (i) the arithmetic average of the Last Reported Sale Price of the Common Stock for any twenty (20) consecutive Trading Days (the “Mandatory Conversion Measuring Period”) equals or exceeds 150% of the Conversion Price on the Issuance Date (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Issuance Date) and (ii) no Equity Conditions Failure has occurred, the Company shall have the right to require the Holder and all, but not less than all, holders of Other Notes to convert all or any portion of the Conversion Amount then remaining under this Note and the Other Notes, as designated in the Mandatory Conversion Notice on the Mandatory Conversion Date (each as defined below) in accordance with Section 5(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”) pursuant to the Settlement Method elected in accordance with Section 5(c)(i). The Company may exercise its right to require conversion under this Section 5(c)(vi) by delivering within not more than three (3) Trading Days following the end of such Mandatory Conversion Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the “Mandatory Conversion Notice” and the date the Holder and all the holders of the Other Notes received such notice is referred to as the “Mandatory Conversion Notice Date”). The Mandatory Conversion Notice shall be irrevocable. The Mandatory Conversion Notice shall (i) state (a) the Trading Day on which the Mandatory Conversion shall occur, which Trading Day shall not be less than ten (10) Trading Days nor more than twelve (12) Trading Days following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”), (b) the aggregate Conversion Amount of the Notes which the Company has elected to be subject to Mandatory Conversion from the Holder and all of the holders of the Other Notes pursuant to this Section 5(c)(vi) (and analogous provisions under the Other Notes) and (c) the Settlement Method applicable to such Mandatory Conversion and number of shares of Common Stock to be issued and/or the amount of cash to be delivered to the Holder on the Mandatory Conversion Date and (ii) certify that there has been no Equity Conditions Failure as of the Mandatory Conversion Notice Date. If the Company confirmed that there was no such Equity Conditions Failure as of the Mandatory Conversion Notice Date but an Equity Conditions Failure occurs between the Mandatory Conversion Notice Date and any time through the Mandatory Conversion Date (the “Mandatory Conversion Interim Period”), the Company shall provide the Holder and each holder of Other Notes a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by the Holder) during such Mandatory Conversion Interim Period, then the Mandatory Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Conversion Amount subject to the Mandatory Conversion and the Holder shall be entitled to all the rights of a holder of this Note with respect to such Conversion Amount. Notwithstanding anything to the contrary in this Section 5(c)(vi), until the Mandatory Conversion has occurred, the Conversion Amount subject to the Mandatory Conversion may be converted, in whole or in part, by the Holder pursuant to Sections 5(c)(i), (ii) and (iii). All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Conversion Amount of this Note required to be converted on the Mandatory Conversion Date. If the Company elects to cause a Mandatory Conversion pursuant to this Section 5(c)(vi), then it must simultaneously take the same action in the same proportion with respect to the Other Notes.

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(d)          Beneficial Ownership Limitation.

(i)          Beneficial Ownership. The Company shall not deliver any shares of Common Stock pursuant to this Note, to effect the conversion of any portion of this Note or otherwise, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to such delivery, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such delivery other than in connection with (x) the delivery of Maturity Shares pursuant to Section 1 or (y) a Mandatory Conversion pursuant to Section 5(c)(vi). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable pursuant to this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5(d)(i). For purposes of this Section 5(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 5(d)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty- first (61st)day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61St) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note. In connection with any conversion, for purposes of this Section 5(d)(i), the Company shall be permitted to rely on a notice delivered by the Holder pursuant to Section 5(c)(ii)(C) in connection with such conversion that represents that the settlement of such conversion complies with this Section 5(d)(i).

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(ii)         Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock pursuant to the terms of this Note or any Other Notes, and the Holder shall not have the right to receive pursuant to the terms of this Note or any Other Notes any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market , taking into account the Other Oasis Notes and any integrated transactions for purposes of the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount. Until such approval is obtained, no holder that acquires Notes pursuant to the Transaction Agreement (the “Initial Holders”) shall be issued in the aggregate, pursuant to the terms of the Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the Principal amount of Notes issued to such Initial Holder pursuant to the Transaction Agreement on the Closing Date (as defined in the Transaction Agreement) and the denominator of which is the aggregate principal amount of all Notes issued to the Initial Holders pursuant to the Transaction Agreement on the Closing Date (with respect to each Initial Holder, the “Exchange Cap Allocation”). In the event that any Initial Holder shall sell or otherwise transfer any of such Initial Holder’s Notes, the transferee shall be allocated a pro rata portion of such Initial Holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder’s Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

(e)          [Intentionally omitted.]

(f)          Increased Conversion Rate Applicable to Conversions in Connection with Make-Whole Fundamental Changes.

(i)          If the Holder elects to convert this Note at any time from, and including, the Effective Date (as defined below) of a Make-Whole Fundamental Change until, and including, the close of business on the second Scheduled Trading Day immediately preceding the related Fundamental Change Repurchase Date corresponding to such Make-Whole Fundamental Change, or the 35th Business Day immediately following the Effective Date of such Make-Whole Fundamental Change (in the case of a Make-Whole Fundamental Change that does not constitute a Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”), the applicable Conversion Rate shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described in this Section 5(f). The Company will notify the Holder and the holders of the Other Notes of the anticipated Effective Date of the Make-Whole Fundamental Change and issue a press release as soon as practicable after the Company first determines the anticipated Effective Date of such Make-Whole Fundamental Change, and use commercially reasonable efforts to make such determination in time to deliver written notice 25 Scheduled Trading Days in advance of the anticipated Effective Date; provided, that, the Company will not be required to give written notice or issue a press release more than 25 Scheduled Trading Days in advance of the anticipated Effective Date.

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(ii)         The number of Additional Shares by which the Conversion Rate will be increased for conversions that occur during the Make-Whole Fundamental Change Period will be determined by reference to the table set forth below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Company’s Common Stock in the Make-Whole Fundamental Change. If holders of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. In the case of any other Make-Whole Fundamental Change, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on and including the Trading Day preceding the Effective Date of the Make-Whole Fundamental Change.

(iii)        The following table sets forth the number of Additional Shares, if any, by which the Conversion Rate will be increased for each Stock Price and Effective Date set forth in the table below:

Make-Whole Conversion Rate Adjustment
(per $1,000 Conversion Amount)

	Effective Date
Stock Price	August 7, 2019	May 1, 2020	May 1, 2021	May 1, 2022	May 1, 2023	July 3, 2023
$0.85	180.64	180.64	180.64	180.64	180.64	180.64
$0.90	171.78	173.11	170.89	159.00	119.44	111.11
$1.00	127.90	127.30	121.80	105.30	50.70	0
$1.12	90.27	88.57	81.52	64.11	15.00	0
$1.25	62.08	59.92	52.88	37.28	3.92	0
$1.38	42.39	40.29	33.99	21.30	1.30	0
$1.50	0	0	0	0	0	0

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(x)          If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(y)          If the Stock Price is greater than $1.50 per share (subject to adjustment in the same manner as the Stock Prices set forth in the table above pursuant to Section 5(f)(iv)), no Additional Shares shall be added to the Conversion Rate.

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(z)          If the Stock Price is less than $0.85 per share (subject to adjustment in the same manner as the Stock Prices set forth in the table above pursuant to Section 5(f)(iv)), no Additional Shares shall be added to the Conversion Rate.

(iv)        The Stock Prices set forth in the first column of the table in Section 5(f)(iii) shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 5(g).

(v)         As soon as practicable after the Effective Date of any Make-Whole Fundamental Change but in no event later than five Trading Days after such Effective Date, the Company shall mail to the Holder and all holders of the Other Notes written notice of, and shall issue a press release announcing, the Effective Date of such Make-Whole Fundamental Change and make such press release available on the Company’s web site. If applicable, such notice and press release shall also specify the amount, if any, by which the Conversion Rate shall be increased in accordance with the provisions of this Section 5(f) and the period in which this Note may be converted at the increased Conversion Rate.

(vi)        Nothing in this Section 5(f) shall prevent an adjustment to the Conversion Rate pursuant to Section 5(g).

(vii)       If the Holder elects to convert this Note prior to the Effective Date of the Make-Whole Fundamental Change, the Holder shall not be entitled to any adjustment to the Conversion Rate or any Additional Shares under this Section 5(f) in connection with such conversion.

(g)          Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment to the Conversion Rate if the Holder participates, as a result of holding this Note, in any of the transactions described in this Section 5(g) at the same time as holders of the Common Stock participate, without having to convert this Note as if such Holder held, for each $1,000 Principal amount of this Note, a number of shares of Common Stock equal to the Conversion Rate in effect at the time any such adjustment would otherwise be required.

(i)          If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock, the applicable Conversion Rate will be adjusted based on the following formula:

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CR = CR0 x	OS
OS0

where,

CR0 =	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR =	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS =	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 5(g)(i) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(ii)         If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased based on the following formula:

CR = CR0 x	OS0 + X
OS0 + Y

where,

CR0 =	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

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CR =	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X =	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date relating to such distribution of such rights, options or warrants.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not been fixed.

For purposes of this Section 5(g)(ii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for each Trading Day in the applicable ten-consecutive-Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii)        If the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property to all or substantially all holders of its Common Stock other than (x) dividends or distributions (including share splits) or rights, options or warrants covered by Section 5(g)(i) or Section 5(g)(ii), (y) dividends or distributions paid exclusively in cash, and (z) Spin-Offs to which the provisions set forth below in this Section 5(g)(iii) shall apply, then, in each such case the Conversion Rate shall be increased based on the following formula:

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CR = CR0 x	SP0
SP0 – FMV

where,

CR0 =	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR =	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution.

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Holder shall have the right to receive on conversion in respect of each $1,000 principal amount of Principal outstanding under this Note, in addition to the shares of Common Stock to which such Holder shall be entitled, the amount and kind of shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other of the Company’s assets or property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate immediately prior to the record date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 5(g)(iii) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 5(g)(iii) where there has been a dividend or other distribution on all or substantially all shares of the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are or will be when issued listed on a securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR = CR0 x	FMV + MP0
MP0

where

CR0 =	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

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CR =	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”), and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 5(g)(iii) shall be made immediately after the opening of business on the day after the last day of the Valuation Period, but shall become effective as of the opening of business on the Ex-Dividend Date for the Spin-Off. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the ten Trading Days commencing on the Ex- Dividend Date of any Spin-Off, references in the portion of this Section 5(g)(iii) related to Spin-Offs to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the Conversion Date for such conversion.

For the purposes of this Section 5(g)(iii) (and subject in all respect to Section 5(1)), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 5(g) (and no adjustment to the Conversion Rate under this Section 5(g) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5(g)(iii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Closing Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5(g)(iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

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For purposes of this Section 5(g)(iii), Section 5(g)(i), and Section 5(g)(ii), any dividend or distribution to which this Section 5(g)(iii) is applicable that also includes shares of Common Stock to which Section 5(g)(i) applies, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 5(g)(ii) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants to which Section 5(g) (iii) applies (and any Conversion Rate adjustment required by this Section 5(g)(iii) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 5(g)(i) and Section 5(g)(ii) with respect to such dividend or distribution shall then be made), except that if determined by the Company (A) “the Ex-Dividend Date for such distribution” and “the Ex-Dividend Date relating to such distribution of such rights, options or warrants” within the meaning of Section 5(g)(i) and Section 5(g)(ii), as the case may be, shall be deemed to be the Ex-Dividend Date for such dividend or distribution for purposes of Section 5(g)(iii), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be” within the meaning of Section 5(g)(i) or “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 5(g)(ii).

(iv)        If the Company makes or pays cash dividends or distributions to all or substantially all holders of its outstanding Common Stock in any fiscal quarter, the applicable Conversion Rate shall be increased based on the following formula:

CR = CR0 x	SP0
SP0 – C

where

CR0 =	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR =	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

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C =	the amount in cash per share the Company pays or distributes to holders of its Common Stock.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution; provided that if “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Principal outstanding under this Note, the amount of cash such holder would have received had the Holder owned a number of shares equal to the Conversion Rate on the record date for such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 5(g)(iv), in the event of any reclassification of the Common Stock, as a result of which this Note becomes convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 5(g)(iv), references in this Section to one share of Common Stock or Last Reported Sale Prices of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which this Note is then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(v)         If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR = CR0 x	AC + (SP x OS)
OS0 x SP

where

CR =	the applicable Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR =	the applicable Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

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AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer); OS = the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP =	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Such adjustment under this Section 5(g)(v) shall become effective at the opening of business on the Trading Day next succeeding the Expiration Date. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the ten Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 5(g)(v) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the Conversion Date for such conversion. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Conversion Rate be decreased pursuant to this Section 5(g)(v).

(vi)        For purposes of this Section 5(g), the term “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(vii)       In addition to those required by clauses (i), (ii), (iii), (iv) and (v) of this Section 5(g), and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Stock Market, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder a notice of the increase at least five days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

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(viii)      The Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder a notice of the increase at least five days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(ix)         All calculations and other determinations under this Section 5 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share. The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (x) upon any conversion and (y) on each of the 22 Scheduled Trading Days immediately preceding the Maturity Date.

(x)          Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Holder and all holders of the Other Notes an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment and issue a press release containing the relevant information (and make such press release available on the Company’s web site). Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder within ten days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(xi)         For purposes of this Section 5(g), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(xii)        Notwithstanding this Section 5(g) or any other provision of this Note, if any Conversion Rate adjustment becomes effective, or any Ex-Dividend Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on, and including, the close of business on the third Trading Day immediately following the relevant Conversion Date, the Board of Directors may make adjustments to the Conversion Rate and the number of shares of Common Stock issuable upon conversion of this Note as are necessary or appropriate to effect the intent of this Section 5(g) and the other provisions of this Section 5 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 5(g)(xii) shall apply in lieu of the adjustment or other term that would otherwise be applicable.

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(xiii)      Except as set forth in this Section 5, the Company shall not adjust the Conversion Rate. The applicable Conversion Rate will not be adjusted:

(A)         upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(B)         upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of the Company’s Subsidiaries;

(C)         upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (B) of this subsection and outstanding as of the Closing Date;

(D)         for a change in the par value of the Common Stock;

(E)         for accrued and unpaid interest; or

(F)         except as stated herein, for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right, option or warrant to purchase shares of Common Stock or such convertible or exchangeable securities.

(h)          Effect of Reclassification, Consolidation, Merger or Sale.

(i)          Upon the occurrence of

(A)         any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 5(g)(i)),

(B)         any consolidation, merger, combination or binding share exchange involving the Company, or

(C)         any sale, lease or conveyance of all or substantially all of the property and assets of the Company to any other Person,

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(any such event a “Merger Event”) in each case as a result of which the Common Stock would be converted into cash, securities or other property or assets with respect to or in exchange for such Common Stock, then at the effective time of such transaction, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Note providing that at and after the effective time of such transaction, the right to convert this Note will be changed into a right to convert it as set forth in this Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversation Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction (the “Reference Property”), subject to the provisions of Section 5(h)(ii). The Company shall not become a party to any such transaction unless its terms are consistent with this Section 5(h). Such amendment shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 in the judgment of the Board of Directors or the board of directors of the successor Person and acceptable to the Holder. If, in the case of any Merger Event the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such amendment shall also be executed by such other Person with respect to the delivery of Reference Property upon conversion. For purposes of the foregoing, if any Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which this Note will be convertible as set forth in this Note shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock (or a plurality thereof if holders of Common Stock are entitled to make multiple elections pursuant to the applicable Merger Event) that affirmatively make such an election (the “Weighted Average Consideration”).

(ii)         With respect to each $1,000 Principal amount of this Note surrendered for conversion after the effective date of any Merger Event, the Company shall pay the Conversion Consideration in units of Reference Property (each consisting of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event shall have received (or shall be deemed to have received) in such Merger Event) in accordance with Section 5(c) subject to the foregoing. The Company shall deliver to the converting Holder a number of units of Reference Property equal to (1) the aggregate Conversion Amount, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate.

(iii)        In the event that this Note becomes convertible into Reference Property pursuant to this Section 5(h), the Company shall notify Holder in writing. If applicable, the Company shall notify the Holder in writing of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(iv)        Notwithstanding any of the provisions of Section 5(g), if this Section 5(h) applies to any event or occurrence, Section 5(g) shall not apply.

(v)         The above provisions of this Section shall similarly apply to successive Merger Events.

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(i)           Taxes on Shares Issued.

If a Holder submits this Note for conversion, the Company shall pay all stamp and other duties, if any, that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax that is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude, subject to Section 24, any tax withholding required by law or regulations.

(j)           Reservation of Shares; Shares to be Fully Paid; Listing of Common Stock.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion.

The Company covenants that all shares of Common Stock that may be issued upon conversion of this Note shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of this Note on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(k)          Notice to Holder Prior to Certain Actions.

In case:

(i)          the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 5(g); or

(ii)         the Company shall authorize the granting to all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; or

(iii)        of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

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(iv)        of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; the Company shall deliver, by electronic transmission, to the Holder, as promptly as practicable but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

(l)           Stockholder Rights Plans.

To the extent that the Company has a stockholder rights plan or other “poison pill” in effect upon conversion of this Note, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan or poison pill, as the same may be amended from time to time. If, however, prior to the time of conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holder would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of this Note, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidence of indebtedness or other assets or property having a fair market value of the rights as provided in Section 5(g)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(m)         Conversion Rate Resets. On each of February 9 and August 9 (each, a “Reset Date”), with the first Reset Date being February 9, 2020, the Conversion Rate shall be reset such that the Conversion Price on and after each such Reset Date shall equal 105% of the arithmetic average of the Daily VWAPs for the five (5) consecutive Trading Days immediately preceding such Reset Date (with all such prices to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during such period); provided, that the minimum Conversion Price upon any such reset shall be the greater of (i) the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding such Reset Date and (ii) 30% of the Last Reported Sale Price of the Common Stock on the Transaction Agreement Date (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Transaction Agreement Date, but, for the avoidance of doubt, without giving effect to any adjustment pursuant to this Section 5(m)); provided, further, that the Conversion Price upon any such reset shall not be greater than the Conversion Price in effect immediately prior to such Reset Date.

(6)         DEFAULTS AND REMEDIES.

(a)          Event of Default. An “Event of Default” wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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(i)          a default in the payment in respect of the principal amount of this Note when the same becomes due and payable whether on the Maturity Date, upon required repurchase, upon declaration of acceleration or otherwise;

(ii)         a default in the payment of any interest upon this Note when it becomes due and payable, and continuance of such default for a period of 30 days; and

(iii)        the failure to comply with the obligation to convert Note upon exercise of the Holder’s conversion right and such failure continues for 30 days;

(iv)        failure by the Company to provide a Fundamental Change Repurchase Notice within the time required to provide such notice as set forth in Section 3(a) hereof within the time required to provide such notice as forth in the relevant Section and such failure continues for five days;

(v)         default in the performance, or breach, of any covenant or agreement by the Company in this Note (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (i) through (iv) of this Section 6(a)), and continuance of such default or breach for a period of 60 consecutive days after written notice thereof has been given to the Company by the Holder;

(vi)        an event of default (or comparable default) under any bonds, debentures or other instruments under which there may be issued evidences of indebtedness (other than this Note) by the Company or any of its Subsidiaries that is a Significant Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $25 million, whether such indebtedness now exists or shall hereafter be created, which event of default (or comparable default) shall have resulted in the acceleration of the maturity of at least $25 million of such indebtedness prior to its express maturity or shall constitute a failure to pay at least $25 million of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and such event of default (or comparable default) shall not have been rescinded or annulled or such indebtedness shall not have been discharged and such event of default (or comparable default) continues for a period of 60 consecutive days after written notice to the Company by the Holder;

(vii)       the entry against the Company or any of its Subsidiaries that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $25 million (excluding any amounts covered by insurance), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 days after (x) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (y) the date on which all rights to appeal or petition for review have been extinguished;

(viii)      the Company or any Subsidiary of the Company that is a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Law:

(A)       commences a voluntary case;

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(B)        consents to the entry of an order for relief against it in an involuntary case;

(C)        consents to the appointment of a custodian of it or for all or substantially all of its property; or

(D)        makes a general assignment for the benefit of its creditors; or

(ix)         a court of competent jurisdiction enters an order or decree under the Bankruptcy Law that:

(A)        is for relief against the Company or any Subsidiary of the Company that is a Significant Subsidiary in an involuntary case;

(B)        appoints a custodian of the Company or any Subsidiary of the Company that is a Significant Subsidiary or for all or substantially all of the property and assets of the Company or any such Subsidiary; or

(C)        orders the liquidation of the Company or any Subsidiary of the Company that is a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days.

(b)          Acceleration.

(i)          In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in clause (viii) or clause (ix) of Section 6(a) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company)), unless the Principal amount of this Note shall have already become due and payable, the Holder of this Note by notice in writing to the Company may declare 100% of the principal of and accrued and unpaid interest on this Note to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Note contained to the contrary notwithstanding. If an Event of Default specified in clause (viii) or clause (ix) of Section 6(a) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, the principal of this Note and accrued and unpaid interest shall be immediately due and payable.

After a declaration of acceleration with respect to this Note, but before a judgment or decree for payment of the money due has been obtained by the Holder as hereinafter in this Section 6 provided, the Holder, by written notice to the Company, may rescind and annul such declaration and its consequences if:

(A)       the Company has paid or deposited with the Holder a sum sufficient to pay

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(1)         all sums paid or advanced by the Holder under this Note and the reasonable compensation, expenses, disbursements and advances of the Holder, its agents and counsel,

(2)         all overdue interest on this Note,

(3)         the Principal amount of this Note which has become due otherwise than by such declaration of acceleration and interest thereon at the cash interest rate borne by this Note, and

(4)         to the extent that payment of such interest is lawful, interest upon overdue interest at the cash interest rate borne by this Note;

(B)         the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(C)         all defaults or Events of Default, other than the non-payment of principal of and interest on this Note which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6(i).

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(ii)         Notwithstanding the foregoing and notwithstanding anything in this Note to the contrary, if the Company so elects, the sole remedy of Holder for an Event of Default relating to the Company’s failure to comply with its reporting obligations as required under Section 9(b) of this Note shall, for the first 180 days after the occurrence of such an Event of Default (which will be the 60th day after written notice is provided to the Company in accordance with Section 6(b)(i)), consist exclusively of the right to receive Additional Interest on this Note at an annual rate equal to (x) 0.25% of the outstanding principal amount of this Note for the first 90 days an Event of Default is continuing in such 180-day period, and (y) 0.50% of the outstanding principal amount of this Note for the remaining 90 days an Event of Default is continuing in such 180-day period. Additional Interest shall be payable in arrears on each Interest Date following the occurrence of such Event of Default in the same manner as regular interest on this Note. On the 181st day after such Event of Default (if such violation is not cured or waived prior to such 181st day), this Note will be subject to acceleration as provided in Section 6(b)(i). The provisions set forth in this Section 6(b)(ii) shall not affect the rights of the Holder in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest upon an Event of Default in accordance with the provisions of this paragraph, this Note will be subject to acceleration as provided in Section 6(b)(i).

The Company may elect to pay Additional Interest as the sole remedy under this Section 6(b)(ii) by giving written notice to the Holder of such election on or before the close of business on the 5th Business Day after the date on which such Event of Default otherwise would occur. If the Company fails to timely give such notice or pay Additional Interest, this Note will be immediately subject to acceleration as provided in Section 6(b)(i).

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Whenever in this Note there is mentioned, in any context, the payment of interest on, or in respect of, this Note, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in this Section 6(b)(ii) to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of such sections, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.

(c)          Collection of Indebtedness and Suits for Enforcement.

The Company covenants that if (x) default is made in the payment of any interest on this Note when such interest becomes due and payable and such default continues for a period of 30 days, or (y) default is made in the payment of the principal of this Note on the Maturity Date thereof, the Company will, upon demand of the Holder, pay to the Holder the whole amount then due and payable on this Note for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by this Note; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Holder, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Holder may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

If an Event of Default occurs and is continuing, the Holder may in its discretion proceed to protect and enforce its rights under this Note by such appropriate private or judicial proceedings as the Holder shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Note or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Holder.

(d)          Holder May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company, the Holder (irrespective of whether the principal of the this Note shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Holder shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of this Note and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Holder (including any claim for the reasonable compensation, expenses, disbursements and advances of the Holder, its agents and counsel) allowed in such judicial proceeding.

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(e)          Unconditional Right of Holder to Receive Payment and to Convert.

Notwithstanding any other provision of this Note, the right of the Holder to receive payment of the principal amount, interest, Fundamental Change Repurchase Price, if any, or Additional Interest, if any, in respect of this Note, on or after the respective due dates expressed in this Note (whether upon repurchase or otherwise), and to convert this Note in accordance with Section 5, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Section 5, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

(f)           Restoration of Rights and Remedies.

If the Holder has instituted any proceeding to enforce any right or remedy under this Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case the Company and the Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

(g)          Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(h)          Delay or Omission Not Waiver.

No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 6 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder, as the case may be.

(i)           Waiver of Past Defaults.

Subject to Section 6(e), the Holder may waive an existing or past Default or Event of Default and its consequences and rescind any acceleration with respect to this Note and its consequences, except a default or Event of Default and any related acceleration with respect to the payment of the principal of or any accrued but unpaid interest on any Security, the failure to repurchase this Note in accordance with the provisions of Section 3 or the failure by the Company to deliver, upon conversion of this Note, the Conversion Consideration. When a default or Event of Default is waived, it is cured and ceases to exist.

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(j)          Undertaking for Costs.

The Company and the Holder agree that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Note, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section 6(j) shall not apply to any suit instituted by the Holder.

(k)          Remedies Subject to Applicable Law.

All rights, remedies and powers provided by this Section 6 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Note are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Note invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(7)         NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(8)         RESERVATION OF AUTHORIZED SHARES.

(a)          Reservation. The Company shall initially reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for each of this Note, the Other Notes equal to 100% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of this Note or the Other Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note and the Other Notes, the number of shares of Common Stock specified above in this Section 8(a) as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided, that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved pursuant hereto (in each case, without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of this Note and the Other Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holder and the holders of the Other Notes based on the Principal amount of this Note and the Other Notes held by each holder at the Closing (as defined in the Transaction Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer this Note or any of such holder’s Other Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the Holder and the remaining holders of Other Notes a, pro rata based on the Principal amount of this Note and the Other Notes then held by such holders.

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(b)          Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its shareholders for the approval of an increase in the number of authorized shares of Common Stock and provide each shareholder with an information statement with respect thereto or (y) hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. If, upon any conversion of this Note, the Company does not have sufficient authorized shares to deliver in satisfaction of such conversion, then unless the Holder elects to rescind such attempted conversion, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable attempted conversion, cash in an amount equal to the product of (i) the number of Conversion Shares that the Company is unable to deliver pursuant to this Section 8, and (ii) the highest trading price of the Common Stock in effect at any time during the period beginning on the applicable Conversion Date and ending on the date the Company makes the payment provided for in this sentence.

(9)         COVENANTS.

(a)          Payment on this Note.

(i)          The Company shall promptly make all payments in respect of this Note on the dates and in the manner provided in this Note. Accrued and unpaid interest on this Note that is payable (whether or not punctually paid or duly provided for) on any Interest Date shall be paid to the Holder. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the annual rate borne by this Note compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

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(b)          Reports by Company.

(A)       The Company shall deliver to the Holder, within 15 days after it is required to file the same with the SEC, copies of all annual reports, quarterly reports and other documents that it files with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The Holder agrees that any such information, documents or reports filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system or any successor thereto shall constitute delivery of the same to the Holder; provided, however, that the Company shall promptly notify the Holder in writing of any such filing.

(B)        During any period in which the Company is not subject to Section 13 or 15(d) under the Exchange Act, the Company will make available to the holders or beneficial holders of this Note or the Common Stock issued upon conversion and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act.

(C)        If, at any time during the six-month period beginning on, and including, the date which is six months after the Closing Date and ending on the date which is the one year anniversary of the Closing Date, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), the Company shall pay a one-time Additional Interest payment in respect of this Note at the rate of 0.50% per annum of the principal amount of this Note outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing. The Company shall pay any Additional Interest pursuant to this Section 9(b)(C) on the next Interest Date to the record holder.

(c)          Further Instruments and Acts. Upon request of the Holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Note.

(d)          Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

(e)          [Intentionally omitted].

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(f)          [Intentionally omitted].

(g)          Consolidation; Merger; Sale of Assets.

(i)          Company May Consolidate, Etc., Only on Certain Terms.

(A)       The Company shall not consolidate with or merge with or into, or convey, transfer, or lease all or substantially all of the Company’s property or assets to, another Person, unless:

(I)         the resulting, surviving or transferee Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and such Person shall expressly assume, the due and punctual payment of the principal of and interest on this Note and the performance and observance of every covenant of this Note to be performed or observed on the part of the Company;

(II)        immediately after giving effect to the transaction, no default or Event of Default shall have occurred and be continuing; and

(III)       if the Company will not be the resulting or surviving Person, the Company shall have, at or prior to the effective date of such consolidation or merger or conveyance, transfer or lease, delivered to the Holder an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Section 9(g) and, if an amendment to this Note is required in connection with such transaction, such amendment complies with this Section 9(g), and that all conditions precedent herein provided for relating to such transaction have been complied with.

(ii)         Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer or lease of all or substantially all of the Company’s assets in accordance with Section 9(g)(i), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Note.

(h)          Redemption or Repurchase of Shares of Series A Preferred Stock. For so long as any of the Notes remain outstanding, the Company shall not redeem or repurchase any shares of Series A Preferred Stock without the prior written consent of the Required Holders, unless the Notes are substantially concurrently repaid, repurchased, redeemed, discharged or otherwise satisfied in full.

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(10)        VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment or waiver of any provision to this Note or any of the Other Notes. Any change, amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Note and all holders of the Other Notes.

(11)        TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, and any shares of Common Stock issued pursuant to this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company at any time.

(12)        REISSUANCE OF THIS NOTE.

(a)          Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 12(d) and subject to Section 5(c)(iv)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 12(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 5(c)(iv) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 12(d)) representing the outstanding Principal.

(c)          Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 12(d) and in Principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)          Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 12(a) or Section 12(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest on the Principal and Interest of this Note, from the Issuance Date.

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(13)        REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Registration Rights Agreement and the Transaction Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(14)        PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(15)        CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(16)        FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder within the time limits set forth herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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(17)        DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Last Reported Sale Price or the Daily VWAP or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Business Day submit via facsimile or electronic mail (a) the disputed determination of the Last Reported Sale Price or the Daily VWAP to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed, or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. Absent bad faith by the Holder, the Company shall pay the expenses of such investment bank or accountant.

(18)        NOTICES; PAYMENTS.

(a)          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.12 of the Transaction Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Change, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Holder, shall initially be as set forth in the Transaction Agreement); provided, that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions, which wire transfer instructions shall be provided to the Company at least two (2) Business Days prior to any applicable payment date. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(19)        CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(20)        WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Transaction Agreement.

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(21)        GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, enforcement and performance of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Transaction Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(22)        SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(23)        DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

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(24)        TAXES.

(i)          Any and all payments by the Company hereunder, including any amounts received in cash or in kind, including the delivery of shares of Common Stock, on a conversion, repayment or redemption of this Note and any amounts on account of interest or deemed interest, shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, imposed under any applicable law (collectively referred to as “Taxes”) unless the Company is required to withhold or deduct any amounts for, or on account of Taxes pursuant to any applicable law. If the Company shall be required to withhold or deduct any Taxes from or in respect of any sum payable hereunder to the Holder in cash or in kind, (i) the sum payable shall be increased by the amount necessary to ensure that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 24) the Holder actually receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) the Company shall make such withholdings or deductions and (iii) the Company shall pay the full amount withheld or deducted to the relevant governmental authority within the time required by applicable laws.

(ii)         In addition, the Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration, enforcement or performance of, or otherwise with respect to, this Note if any such tax or duty is due because the Holder requested such shares to be issued in a name other than the Holder’s name, then the Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of the Holder (“Other Taxes”).

(iii)        The Company shall deliver to the Holder official receipts, if any, in respect of any Taxes and Other Taxes payable hereunder promptly after payment of such Taxes and Other Taxes, or such other evidence of payment reasonably acceptable to the Holder.

(iv)        The Company shall indemnify the Holder within ten (10) calendar days after written demand therefor, for the full amount of any Taxes or Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 24), plus any related additions to tax, interest or penalties, that are paid by the Holder to, or imposed on the Holder by, the relevant governmental authorities, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authorities.

(v)         The obligations of the Company under this Section 24 shall survive the termination of this Note and the payment of this Note and all other amounts payable hereunder.

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(25)        CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)          “Additional Interest” means all amounts, if any, payable pursuant to Sections 6(b)(ii) and 9(b)(C) hereof.

(b)          “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(c)          “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d)          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

(e)          “Bloomberg” means Bloomberg Financial Markets.

(f)          “Board of Directors” means the board of directors of the Company or any duly authorized committee of such board, or any equivalent body in a limited partnership, limited liability company or other entity serving substantially the same function as a board of directors of a corporation.

(g)          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the Corporate Trust Office or banking institutions in New York City are authorized or obligated by law or executive order to close or be closed.

(h)          “Capital Stock” means, for any entity, any and all shares, equity interests, equity participations or other equity equivalents of or equity interests in (however designated) the equity of that entity, but excluding debt securities convertible into such equity.

(i)           “Close of Business” means 5:00 p.m., New York City time.

(j)           “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

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(k)          “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(l)           “Conversion Shares” means shares of Common Stock issuable by the Company pursuant to the terms of any of the Notes, including, without limitation, any related Interest Shares and any Interest converted or redeemed.

(m)          “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(n)          “Daily Cash Amount” means, with respect to any Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such Trading Day.

(o)          “Daily Conversion Value” means, with respect to any Trading Day, one-fifth (1/5th) of the product of (A) the Conversion Rate on such Trading Day; and (B) the Daily VWAP per share of Common Stock on such Trading Day.

(p)          “Daily Maximum Cash Amount” means, with respect to a conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) five (5).

(q)          “Daily Share Amount” means, with respect to any Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

(r)          “Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “JAKK<EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

(s)          “Default Settlement Method” means, while the First Lien Loan is outstanding, Physical Settlement and, otherwise, Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that the Company may, from time to time, change the Default Settlement Method by sending written notice of the new Default Settlement Method to the Holder.

(t)          “Eligible Market” means the Principal Market, The New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Capital Market or the NYSE American.

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(u)          “Equity Conditions” means each of the following conditions: (i) on each day during the period commencing ten (10) Trading Days prior to the applicable date of determination through the applicable date of determination, either (x) all Registration Statements filed and required to be filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities including the Maturity Shares issuable on the Maturity Date, the Interest Shares issuable on the applicable Interest Date or the shares issuable upon the Mandatory Conversion, as applicable, requiring the satisfaction of the Equity Conditions, in accordance with the terms of the Registration Rights Agreement and there shall not have been any Grace Periods (as defined in the Registration Rights Agreement) or (y) all Conversion Shares issuable pursuant to the terms of this Note and the Other Notes, including the Maturity Shares issuable on the Maturity Date, the Interest Shares issuable on the applicable Interest Date or the shares issuable upon the Mandatory Conversion, as applicable, requiring the satisfaction of the Equity Conditions, shall be eligible for sale without restriction pursuant to Rule 144 and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the period commencing ten (10) Trading Days prior to the applicable date of determination through the applicable date of determination, the Common Stock is listed, quoted or designated for quotation on the Principal Market, on any other Eligible Market or on any established over-the-counter trading market or system in the U.S., including, without limitation, OTC Markets, Global OTC or OTC Bulletin Board or a similar or comparable over-the-counter market or system and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company); (iii) the Maturity Shares issuable on the Maturity Date, the Interest Shares issuable on the applicable Interest Date or the shares issuable upon the Mandatory Conversion, as applicable, requiring the satisfaction of the Equity Conditions may be issued in full without violating Section 5(d)(ii) hereof and, in the case of such Interest Shares, Section 5(d)(i) hereof (and analogous provisions under the Other Notes) and the rules or regulations of the Principal Market or any other applicable Eligible Market; (iv) on each day during the period commencing ten (10) Trading Days prior to the applicable date of determination through the applicable date of determination, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Change which has not been abandoned, terminated or consummated, (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default; (v) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities, including the Maturity Shares issuable on the Maturity Date, the Interest Shares issuable on the applicable Interest Date or the or shares issuable upon the Mandatory Conversion, as applicable, requiring the satisfaction of the Equity Conditions, in accordance with the terms of the Registration Rights Agreement or (y) any shares of Common Stock issuable pursuant to the terms of this Note and the Other Notes, including the Maturity Shares issuable on the Maturity Date, the Interest Shares issuable on the applicable Interest Date or the or shares issuable upon the Mandatory Conversion, as applicable, requiring the satisfaction of the Equity Conditions, not to be eligible for sale without restriction pursuant to Rule 144 promulgated under the Securities Act (subject to solely to any restrictions imposed on the Holder due to the Holder’s affiliate status with respect to the Company) and any applicable state securities laws; and (vi) the Maturity Shares issuable on the Maturity Date, the Interest Shares issuable on the applicable Interest Date or the or shares issuable upon the Mandatory Conversion, as applicable, requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

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(v)         “Equity Conditions Failure” means that on the applicable date of determination, the Equity Conditions have not each been satisfied (or waived in writing by the Holder).

(w)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)          “Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property, the first date upon which the shares of Common Stock (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

(y)          “First Lien Loan” means the term loan under the First Lien Term Loan Facility Credit Agreement, dated as of August 9, 2019, as such shall be amended, amended and restated or otherwise modified from time to time, among JAKKS Pacific, Inc., Disguise, Inc., JAKKS Sales LLC, Maui, Inc., Moose Mountain Marketing, Inc. and Kids Only, Inc., as borrowers, the lenders party thereto from time to time and Cortland Capital Market Services LLC, as administrative agent.

(z)          “Fundamental Change” means the occurrence after the Issuance Date of any of the following events:

(1)         any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Permitted Holders, the Company or its Subsidiaries or any of their respective employee benefit plans files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(2)         consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries; (any such exchange, offer, consolidation, merger, sale, lease or other transfer transaction or series of transactions being referred to herein as an “event”); provided, however, that such event shall not be a Fundamental Change if (x) the holders of more than 50% of the Company’s shares of Common Stock immediately prior to such event, own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving person or transferee or the parent thereof immediately after such event or (y) the Permitted Holders own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving person or transferee or the parent thereof immediately after such event;

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(3)         the Company consummates the liquidation or dissolution of the Company;

(4)         a Liquidity Event (as defined in the New Preferred Certificate of Designations (as defined in the Transaction Agreement), as may be amended, amended and restated, supplemented or otherwise modified from time to time); or

(5)         on or after November 9, 2020, the Common Stock (or other common stock into which this Note is then convertible) ceases to be listed on at least one U.S. national securities exchange, or ceases to be quoted and traded on an established over-the-counter trading market or system in the U.S., including, without limitation, OTC Markets, Global OTC or OTC Bulletin Board or a similar or comparable over-the-counter market or system;

provided, however, no transaction or event described in clause (2) above shall constitute a Fundamental Change if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or event that would otherwise have constituted a Fundamental Change consists of shares of Publicly Traded Securities, and as a result of the transaction or event, this Note becomes convertible into such Publicly Traded Securities, excluding cash payments for fractional shares (subject to the provisions of Section 3(c)(ii)(B)).

(aa)        “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(bb)        “Interest Notice Due Date” means the tenth (10th) Trading Day prior to the applicable Interest Date.

(cc)        “Interest Share Price” means, with respect to any Interest Date, the quotient obtained by dividing (x) the sum of the Daily VWAPs for each Trading Day during the ten (10) consecutive Trading Day period immediately preceding the applicable Interest Date, by (y) ten (10).

(dd)        “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national securities exchange on the relevant date, then the “Last Reported Sale Price” of the Common Stock will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” of the Common Stock will be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose. The Last Reported Sale Price will be determined without reference to after-hours or extended market trading.

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(ee)        “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change under clause (1) or (2) of the definition thereof (in the case of any Fundamental Change described in clause (2) of the definition thereof, determined without regard to the proviso in such clause but after giving effect to the exceptions and exclusions to the definition of Fundamental Change that otherwise apply).

(ff)         “Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock of an aggregate one-half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

(gg)       “Maturity Notice Due Date” means the tenth (10th) Trading Day prior to the Maturity Date.

(hh)       “Maturity Share Price” means the quotient obtained by dividing (x) the sum of the Daily VWAPs for each Trading Day during the ten (10) consecutive Trading Day period immediately preceding the Maturity Date, by (y) ten (10).

(ii)          “Observation Period” means, with respect to any conversion, the five (5) consecutive Trading Days immediately preceding the date on which the Holder delivers to the Company the related Conversion Notice or the date on which the Company delivers the Mandatory Conversion Notice to the Holder.

(jj)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(kk)        “Other Oasis Notes” means the following convertible senior notes issued by the Company to the Holder: (i) the $21.5 million principal amount convertible senior note, issued on November 7, 2017 and amended and restated on August 9, 2019, and (ii) the $8.0 million principal amount convertible senior note, issued on July 26, 2018 and amended and restated on August 9, 2019.

(ll)          “Permitted Holders” means, without duplication, (a) each of the Consenting Convertible Noteholders (as defined in the Transaction Agreement), (b) the Holder, (c) Affiliates of the Persons referred to in clauses (a) and (b), (d) any Person that has no material assets (other than Capital Stock in the Company, cash and cash equivalents) and of which no Person or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than Persons referred to in clauses (a) through (c), holds more than 50% of the total voting power of the Capital Stock of such Person, and (e) any “group” the members of which include one or more Permitted Holders (a “Permitted Holder Group”), so long as no Person or “group”, other than Persons referred to in clauses (a), (b), (c) and (d), beneficially owns more than 50% of the total Capital Stock in the Company held by the Permitted Holder Group; each, a “Permitted Holder”.

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(mm)      “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

(nn)       “Principal Market” means The NASDAQ Global Select Market.

(oo)       “Publicly Traded Securities” means shares of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a transaction or event described in clause (b) of the definition of Fundamental Change.

(pp)       “Registrable Securities” shall have the meaning ascribed to such term in the Registration Rights Agreement.

(qq)       “Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the Issuance Date, by and among the Company and the Holders party thereto relating to, among other things, the registration of the resale of the shares of Common Stock issuable upon conversion of this Note and the Other Notes.

(rr)         “Registration Statement” shall have the meaning ascribed to such term in the Registration Rights Agreement.

(ss)        “Related Fund” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(tt)         “Required Holders” means the holders of Notes representing at least a majority of the aggregate Principal amount of the Notes then outstanding and shall include the initial Holder of this Note so long as the initial Holder of this Note or any of its Affiliates holds any Notes.

(uu)       “Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

(vv)       “SEC” means the United States Securities and Exchange Commission.

(ww)      “Securities Act” means the Securities Act of 1933, as amended.

(xx)         “Series A Preferred Stock” means the Series A Preferred Stock, par value $0.001 per share, of the Company.

(yy)       “Significant Subsidiary” means, at any date of determination, any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect on the Closing Date.

(zz)         “Specified Dollar Amount” means, with respect to a conversion to which Combination Settlement applies, the maximum cash amount deliverable upon such conversion per $1,000 of Conversion Amount.

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(aaa)      “Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(bbb)     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the Nasdaq Global Select Market or, if the Common Stock is not then listed on the Nasdaq Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded, (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market, and (iii) there is no Market Disruption Event. If the Common Stock (or other security for which a Last Reported Sale Price must be determined) is not so listed or traded, “Trading Day” means a “Business Day.”

(ccc)      “Transaction Agreement” means that certain Transaction Agreement, dated as of August 7, 2019, by and among the Company, the Holders party thereto and the other signatories thereto.

(ddd)     “Transaction Agreement Date” means August 7, 2019.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

JAKKS PACIFIC, INC.

By:	/s/Stephen Berman
Name: Stephen Berman
Title: CEO

EXHIBIT I

JAKKS PACIFIC, INC.
CONVERSION NOTICE

Reference is made to the Convertible Senior Note (the “Note”) issued to the undersigned by JAKKS Pacific, Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the “Common Stock”) of the Company, as of the date specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued, assuming Physical Settlement applies to such conversion :

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number and Electronic Mail:

Authorization:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock.

JAKKS PACIFIC, INC.

By:
Name:
Title:

EXHIBIT II
JAKKS PACIFIC, INC.
FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: JAKKS Pacific, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from JAKKS Pacific, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of this Note the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and accrued and unpaid interest at the cash interest rate thereon to, but excluding, such Fundamental Change Repurchase Date.

The certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)
Social Security or Other Taxpayer Identification Number
principal amount to be repaid (if less than all): $ ,000
NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.